Exhibit 99.1

PBF Energy Reports 2012 Fourth Quarter and Full Year Results, Announces Board Approval for Rail Expansion Project, Declares Fourth Quarter 2012 Dividend of $0.30 Per Share and Provides Other Updates

PARSIPPANY, N.J.--(BUSINESS WIRE)--February 21, 2013--PBF Energy Inc. (NYSE: PBF) today reported 2012 fourth quarter operating income of $284.9 million versus an operating loss of $165.6 million for the fourth quarter 2011. Adjusted Pro Forma Net Income for the fourth quarter 2012 was $165.7 million, or $1.70 per share on a fully exchanged, fully diluted basis, as described below, compared to a loss of $111.7 million, or $1.15 per share, for the fourth quarter 2011. Net income attributable to PBF Energy Inc. was $2.0 million, or $0.08 per share, which reflects PBF Energy Inc.'s share of earnings from December 18, 2012, the date of completion of the company’s IPO, through December 31, 2012.

Adjusted Pro Forma results assume the exchange of all PBF Holdings LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A Common Stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the entity’s tax provision. In addition, Adjusted Pro Forma results eliminate certain non-recurring charges relating to the company’s initial public offering.

For the year ended December 31, 2012, operating income was $920.4 million, compared to $305.7 million for the corresponding period in 2011. Adjusted Pro Forma net income for the year was $492.5 million, or $5.07 per share on a fully exchanged, fully diluted basis, compared to $146.9 million, or $1.51 per share, for the corresponding period in 2011.

PBF Energy’s full-year results include twelve months of operations of the Paulsboro, Toledo, including the impact of a 30-day hydrocracker turnaround, and Delaware City refineries as compared to 2011, which includes twelve months of operations of the Paulsboro refinery, ten months of operations of the Toledo Refinery and activities to reconfigure and restart the Delaware City refinery. Delaware City was fully operational in October of 2011.

Tom Nimbley, PBF Energy’s CEO, said, “PBF’s fourth quarter and full year results are reflective of our commitment to safety and our ability to run our refineries reliably and efficiently. During the fourth quarter, we were able to take advantage of positive market conditions and, importantly, we began to realize the initial benefits of our crude-by-rail strategy at our east coast refineries.”

The company’s 70,000 barrel per day double-loop track at Delaware City is fully operational. Initial discharge rates indicate that this facility is capable of operating above its nameplate capacity of 70,000 barrels per day.

The Board of Directors approved the recently announced expansion project to double the company’s heavy crude unloading capability to 80,000 barrels per day by the fourth quarter of this year. Upon completion, PBF Energy will be able to deliver more than 150,000 barrels per day of crude-by-rail directly into the Delaware City refinery.

“We believe that increasing PBF’s crude-by-rail capacity will allow us to reduce our feedstock costs by displacing waterborne crude oils with cheaper North American crudes as we strive to provide our entire refining system the most economic and cost-advantaged crude slate,” continued Mr. Nimbley. “In addition, our Board of Directors authorized the company to continue its activities into establishing a MLP, including the formation of subsidiaries to hold PBF’s MLP-qualifying assets.”

On January 31, 2013, PBF Energy announced that its Toledo refinery had an operational upset which resulted in the temporary shutdown of the refinery’s FCC unit and reduced run rates at the refinery’s other processing units. The refinery resumed running at planned rates on February 18, 2013.

PBF Energy Inc. Declares Fourth Quarter 2012 Dividend

The company announced today that it will pay a fourth quarter 2012 dividend of $0.30 per Class A Common Share, and PBF Energy Company LLC Series A Unit, on March 15, 2013 to holders of record as of March 5, 2013.

“In our IPO prospectus we announced our intention to pay a $0.20 per share dividend following the first quarter of 2013. Yesterday, a quarter ahead of schedule, our Board of Directors approved a fourth quarter 2012 dividend of $0.30 per share, 50 percent greater than previously indicated. Returning excess cash to stockholders is a priority for PBF Energy. Our Board of Directors may consider potential increases in the dividend in future quarters based on the financial performance of the company,” concluded Mr. Nimbley.

PBF Energy’s senior management will hold a conference call at 10:00 a.m. ET, Thursday, February 21, 2013, to discuss its earnings results and provide an update on company operations. A live webcast of the conference call will be available on the company's web site at http://www.pbfenergy.com.

Non-GAAP Measures

This earnings release includes non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Pro Forma Net Income (Loss), Adjusted Pro Forma Net Income (Loss) per fully exchanged, fully diluted share, EBITDA (Earnings before Income Taxes, Depreciation and Amortization) and Adjusted EBITDA. PBF Energy Inc. believes that non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives to comparable GAAP financial measures. PBF Energy Inc.’s non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Forward-Looking Statements

Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company’s (PBF Energy Inc. and subsidiaries) control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.

PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey and Toledo, Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally sensitive manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF ENERGY INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenues	$4,950,360	$4,776,441	$20,138,687	$14,960,338

Costs and expenses:
Cost of sales, excluding depreciation	4,397,194	4,708,100	18,269,078	13,855,163
Operating expenses, excluding depreciation	200,944	201,109	738,824	658,831
General and administrative expenses	42,401	14,650	120,443	86,183
Gain on sale of assets	101	-	(2,329)	-
Acquisition related expenses	-	44	-	728
Depreciation and amortization expense	24,819	18,107	92,238	53,743
	4,665,459	4,942,010	19,218,254	14,654,648

Income (loss) from operations	284,901	(165,569)	920,433	305,690

Other income (expense)
Change in fair value of contingent consideration	(692)	(386)	(2,768)	(5,215)
Change in fair value of catalyst lease	3,205	2,468	(3,724)	7,316
Interest and dividend expense , net	(21,876)	(20,993)	(108,629)	(65,120)
Income before income taxes	265,538	(184,480)	805,312	242,671
Income tax expense	(1,275)	-	(1,275)	-
Net income (loss)	$264,263	$(184,480)	$804,037	$242,671
Less: net income (loss) attributable to noncontrolling and former controlling interest	262,307		802,081
Net income attributable to PBF Energy Inc.	$1,956		$1,956

The table below shows our earnings per share based on 1) GAAP net income attributable to PBF Energy Inc. for the period from December 18, 2012, the date of the completion of our IPO, through December 31, 2012, or $1.956 million; and 2) our Pro Forma earnings per share on Pro Forma Adjusted Net Income for the full fourth quarter and full year 2012 of $165.7 million and $492.5 million, respectively,assuming a fully exchanged, fully diluted share count, as shown in the table entitled, "Reconciliation of Amounts Reported Under U.S. GAAP - Adjusted Pro Forma Net income."

		Adjusted Pro Forma Fully Exchanged
		Fully Diluted Earnings Per Share
		Three months
	December 18 -	ended	Year ended
	Dec. 31, 2012	Dec. 31, 2012	Dec. 31, 2012
Net income available to Class A common stock per share:
Basic	$0.08
Diluted	$0.08	$1.70	$5.07

Weighted-average shares of Class A common stock outstanding:
Basic	23,570,240
Diluted	97,230,904	97,230,904	97,230,904

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
ADJUSTED PRO FORMA NET INCOME
(Unaudited, in thousands, except share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Pro forma net income
Net income (loss) attributable to PBF Energy Inc.	$1,956	$-	$1,956	$-
Add: IPO-related expenses(1)	8,187	-	8,187	-
Add: Net income (loss) attributable to the noncontrolling interest(2)	262,307	(184,480)	802,081	242,671
Less: Income tax (expense) benefit(3)	(106,737)	72,796	(319,732)	(95,758)
Adjusted pro forma net income (loss)	$165,713	$(111,684)	$492,492	$146,913

Pro forma shares outstanding - diluted(4)	97,230,904	97,230,904	97,230,904	97,230,904

Adjusted pro forma net income (loss) per fully exchanged, fully diluted shares outstanding	$1.70	$(1.15)	$5.07	$1.51

(1) Represents the elimination of one-time charges associated with the company's IPO.

(2) Represents the elimination of the noncontrolling interest associated with the ownership of existing Series A Unit holders of PBF Energy Company LLC, as if the holders had fully exchanged their Series A Units for shares of the company's Class A common stock.

(3) Represents an adjustment to reflect the company's current effective corporate tax rate of approximately 39.46% applied to all periods presented. The adjustment assumes the full exchange of existing PBF Energy Company LLC Series A Units as described in (2) above.

(4) Represents the weighted-average fully diluted shares outstanding assuming the exchange of all PBF Energy Company LLC Series A Units and common stock equivalents for shares of PBF Energy Inc. Class A common stock.

Non-GAAP Financial Measures

Adjusted Pro Forma information is presented in the table above as management believes that these Pro Forma measures when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare the company’s results across the periods presented and facilitates an understanding of the company’s operating results. The company also uses this measure to evaluate its operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The differences between Adjusted Pro Forma and U.S. GAAP results are explained in the footnotes to the table above.

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Reconciliation of net income (loss) to EBITDA
Net income (loss)	$264,263	$(184,480)	$804,037	$242,671
Add: Depreciation and amortization expense	24,819	18,107	92,238	53,743
Add:Interest expense, net	21,876	20,993	108,629	65,120
Add:Income tax expense	1,275	-	1,275	-
EBITDA	$312,233	$(145,380)	$1,006,179	$361,534

Reconciliation of EBITDA to Adjusted EBITDA
EBITDA	$312,233	$(145,380)	$1,006,179	$361,534
Stock based compensation	1,247	605	2,954	2,516
Acquisition related expenses	-	44	-	728
Non-cash change in fair value of catalyst lease obligations	(3,205)	(2,468)	3,724	(7,316)
Non-cash change in fair value of contingent consideration	692	386	2,768	5,215
Non-cash change in fair value of inventory repurchase obligations	(445)	23,703	9,271	18,771
Non-cash deferral of gross profit on finished product sales	948	4,259	19,177	6,771
Adjusted EBITDA	$311,470	$(118,851)	$1,044,073	$388,219

Non-GAAP Financial Measures

EBITDA (Earnings before Income Taxes, Depreciation and Amortization) and Adjusted EBITDA, as presented in the tables above, are supplemental measures of performance that are not required by, or presented in accordance with, GAAP. We use these non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP.

In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

PBF ENERGY INC. AND SUBSIDIARIES
MARKET INDICATORS
(dollars per barrel, except as noted)

	Three Months Ended December 31,		Year Ended December 31,
Market Indicators (1)	2012	2011	2012	2011
Dated Brent Crude	$110.08	$109.35	$111.67	$111.26
West Texas Intermediate (WTI) crude oil	$88.15	$94.02	$94.13	$95.04
Crack Spreads
Dated Brent (NYH) 2-1-1	$13.61	$9.13	$14.29	$9.93
WTI (Chicago) 4-3-1	$25.68	$17.90	$27.13	$24.14
Crude Oil Differentials
Dated Brent (foreign) less WTI	$21.92	$15.34	$17.54	$16.22
Dated Brent less Maya (heavy, sour)	$17.04	$5.96	$12.04	$12.63
Dated Brent less WTS (sour)	$31.22	$16.18	$22.95	$18.28
Dated Brent less ASCI (sour)	$6.50	$2.55	$4.97	$3.82
WTI less WCS (heavy, sour)	$26.32	$12.29	$21.80	$15.63
WTI less Bakken (light, sweet)	$3.03	$1.02	$5.77	$(3.31)
WTI less Syncrude (light, sweet)	$(0.10)	$5.75	$0.96	$(9.79)
Natural gas (dollars per MMBTU)	$3.54	$3.48	$2.83	$4.00

Key Operating Information
Production (barrels per day in thousands)	462.5	460.6	464.4	427.9
Crude oil and feedstocks throughput (barrels per day in thousands)	461.0	461.1	463.2	429.4
Total crude oil and feedstocks throughput (millions of barrels)	42.4	42.4	169.5	128.7

(1) As reported by Platts.

PBF ENERGY INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	December 31,	December 31,
	2012	2011
Balance Sheet Data:
Cash and cash equivalents	$285,884	$50,166
Inventories	$1,497,119	$1,516,727
Total assets	$4,253,702	$3,621,109
Total long-term debt	$729,980	$804,865
Total equity	$1,723,545	$1,110,918

Total debt to capitalization ratio	30%	42%
Net debt to capitalization ratio	20%	40%

CONTACT:
PBF Energy Inc.
Investors
Colin Murray, 973-455-7578
ir@pbfenergy.com
or
Media
Michael C. Karlovich, 973-455-8994
mediarelations@pbfenergy.com